UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2015

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Incentive Compensation

On February 11, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Aerohive Networks, Inc. (the “Company”) approved the following payments to the indicated Named Executive Officers. The payments listed below are being made under the Company’s existing Executive Incentive Compensation Plan (the “Plan”). All payments will be made in accordance with the Plan’s terms and conditions.

Named Executive Officer	Title	2014 Full Year Incentive Compensation	2014 Q4 Incentive Compensation
David K. Flynn	President and Chief Executive Officer	$164,245
Gordon C. Brooks	Senior Vice President, Chief Financial Officer		$35,091
David Greene	Senior Vice President, Chief Marketing Officer		$30,281

As provided under the Plan, the payment to Mr. Flynn was weighted at 100% of Company achievement of corporate revenue and bookings objectives for the full year of fiscal year 2014, and the payments to Messrs. Brooks and Greene were weighted at 60% of Company achievement of corporate revenue and bookings objectives for the fourth quarter of fiscal year 2014 (“Q4 FY 2014”) and 40% of individual achievement of respective individual performance objectives for Q4 FY 2014. For Messrs. Brooks and Greene, in calculating the Company achievement for Q4 FY 2014 the Committee used the mid-point of the revenue guidance range for the quarter (as publically disclosed November 5, 2014) as the revenue objective for Q4 FY 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: February 13, 2015